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                                                                  Exhibit 10.154

                             STOCKHOLDERS' AGREEMENT

         This Stockholders' Agreement ("Agreement") is made as of the 15th day of February, 2000 by and between MYCOGEN CORPORATION, a California corporation ("Mycogen"), and ECOGEN INC., a Delaware corporation ("Ecogen"). Ecogen and Mycogen are collectively referred to herein as the "Parties".

                                    RECITALS

         WHEREAS, Mycogen is receiving 1,351,351 shares of the common stock, one cent ($.01) par value, of Ecogen as part of the consideration for the sale of certain assets of Mycogen to Ecogen pursuant to the terms and conditions of that certain Asset Purchase and License Agreement dated as of February 15, 2000 (the "Asset Purchase Agreement"), by and between Ecogen and Mycogen; and

         WHEREAS, it is a condition precedent to the obligations of the Parties under the Asset Purchase Agreement that the Parties shall have entered into this agreement;

         NOW THEREFORE, in consideration of the premises, mutual promises, representations, warranties, covenants and agreements contained herein, and in the Asset Purchase Agreement, and intending to be legally bound thereby, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings specified below:

         "Accredited Investors" has the meaning set forth in Rule 501 of Regulation D under the Securities Act, as the same may be amended from time to time.

         "Affiliate" with respect to a specified Person is another Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person. For purposes of this definition, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Stockholders' Agreement, as the same may be amended from time to time.
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         "Asset Purchase Agreement" has the meaning set forth in the Recitals hereto.

         "Business Day" means any day of the week except Saturday, Sunday and any legal holiday observed by a national banking association or one of the parties.

         "Closing" means the closing of the transactions contemplated by the Asset Purchase Agreement.

         "Closing Value" has the meaning set forth in Section 6.1 hereof.

         "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "Common Stock" means the shares of common stock, par value $.01 of Ecogen.

         "Control Securities" means securities of Ecogen, other than Restricted Securities, owned by a Holder at the time such Holder would be deemed to be an Affiliate of Ecogen.

         "Ecogen" means Ecogen Inc., a Delaware corporation.

         "Ecogen Securities" has the meaning set forth in Section 2.1 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

         "Hereto," "hereunder," "herein," "hereof" and the like mean and refer to this Agreement as a whole and not merely to the specific article, section, paragraph or clause in which the respective word appears.

         "Holder" means Mycogen and, subject to Section 4.8 hereof, any subsequent holder of outstanding shares of the Common Stock purchased under the terms of this Agreement.

         "Issuable Maximum" has the meaning set forth in Section 6.1 hereof.

         "Monsanto Agreement" means that certain Investment Agreement made as of January 24, 1996, by and between Ecogen and Monsanto Company, a Delaware corporation.

         "Other Selling Stockholders" has the meaning set forth in Section 4.1(c) hereof.

         "Person" means a corporation, association, partnership, limited liability company, individual, trust, unincorporated organization, a government agency or political subdivision thereof, or any other entity.


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         "Preliminary Prospectus" means a preliminary prospectus as contemplated by Rule 430 or 430A under the Securities Act included at any time in a Registration Statement.

         "Pre-Offering Percentage" has the meaning set forth in Section 2.1 hereof.

         "Prospectus" means (i) a prospectus as first filed with the Commission pursuant to Rule 424(b) under the Securities Act or, (ii) if no such filing is required, the form of final prospectus included in a Registration Statement at the effective date thereof or (iii) if a Term Sheet or Abbreviated Term Sheet (as such terms are defined in Rule 434(b) and 434(c), respectively, under the Securities Act) is filed with the Commission pursuant to Rule 424(b)(7) under the Securities Act, the Term Sheet or Abbreviated Term Sheet and the last Preliminary Prospectus filed with the Commission prior to the time the Registration Statement became effective, taken together (including, in each case, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act), together with any supplement to any of the foregoing.

         "Register", "Registered" and "Registration", whether or not capitalized, mean and refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such Registration Statement.

         "Registration Statement" means any registration statement of Ecogen filed under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus relating thereto and all amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated or deemed to be incorporated by reference in such registration statement.

         "Registrable Securities" means the Shares and all such other securities of Ecogen issued to Mycogen pursuant to stock splits, stock dividends, and similar distributions in respect of the Shares, whether held by Mycogen or by any subsequent Holder of such securities.

         "Registration Expenses" means all expenses incurred by Ecogen in compliance with Article IV, including, without limitation, all registration fees, qualification fees, filing fees, advertising and road show expenses (excluding advertising and road show expenses incurred by a Holder), printing expenses, escrow fees, fees and disbursements of counsel for Ecogen, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Ecogen, which shall be paid in any event by Ecogen).

         "Requesting Holder" means a Holder requesting any registration pursuant to Section 4.1 hereof.

         "Restricted Securities" means the securities of Ecogen acquired by a Holder from Ecogen or an Affiliate of Ecogen otherwise than pursuant to a public offering.


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         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

         "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

         "Shareholder Approval" has the meaning set forth in Article VI hereof.

         "Shares" means the shares of Common Stock of Ecogen issued to Mycogen pursuant to the Asset Purchase Agreement or this Agreement.

         "13D Group" means any group of persons formed for the purpose of acquiring, holding, voting or disposing of securities that would be required under Section 13(d) of the Exchange Act and the related rules and regulations (as now in effect, and based on present legal interpretations) to file a statement on Schedule 13D or 13G with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if the group beneficially owned Ecogen Securities representing more than five percent (5%) of the total combined voting power of all Ecogen Securities then issued and outstanding.


                                   ARTICLE II

                             RIGHT OF FIRST REFUSAL

         2.1 Right of First Refusal. If on or prior to the third (3rd) anniversary of the Closing, Ecogen agrees to sell shares of its Common Stock or other voting securities ("Ecogen Securities") in a private or public offering other than (i) Ecogen Securities issued to Ecogen employees or directors pursuant to Ecogen's stock option plans or issued in connection with any stock options, warrants or other rights in existence as of the date of this Agreement,
(ii) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, (iii) an equity investment in Ecogen by the other party to, or partner in, any license agreement, research and development agreement, distribution agreement, joint-venture or other similar corporate alliance, provided that such equity investment is made as a condition to Ecogen's good faith agreement to enter into such license agreement, research and development agreement, distribution agreement, joint-venture or other similar corporate alliance, (iv) in connection with a merger or acquisition, or
(v) to any underwriter, placement agent or financial advisor in connection with any financing or other transaction by Ecogen, and provided Mycogen still owns all of the Shares at the time of such private or public offering, Mycogen shall have the right, but not the obligation, to acquire upon the same terms and conditions applicable to such private or public offering all or any portion of such Ecogen Securities sufficient for Mycogen to maintain after the offering the same percentage of ownership of issued and outstanding Ecogen Securities that Mycogen possessed immediately prior to the offering (the "Pre-Offering Percentage").


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         2.2 Private Offering. With respect to a private offering, Ecogen shall no later than five (5) Business Days after the execution of any agreement entered into in connection with such private offering notify Mycogen in writing of the proposed offering (a "Notice") which Notice shall include the description of the securities proposed to be issued by Ecogen and specify the number, price and payment and other terms, together with any letter of intent and the final contract, if available. Mycogen shall have ten (10) Business Days from the date of receipt of Ecogen's notice in which to advise Ecogen whether Mycogen elects to exercise its rights under Section 2.1. If Mycogen does not respond, or if Mycogen indicates that it will not exercise its rights, Mycogen shall be considered irrevocably to have waived its rights under Section 2.1 with respect to the private offering. If Mycogen timely advises Ecogen that Mycogen will exercise its rights under Section 2.1, Mycogen shall have the right to acquire all or any portion of the necessary amount of the Ecogen Securities to maintain Mycogen's Pre-Offering Percentage at the price and upon the terms (other than any registration rights which are on terms different than those granted hereunder) specified in the Notice. Closing shall be in accordance with the terms of the private offering agreement; provided, however, that if such agreement provides for the payment of consideration other than cash, Mycogen shall have the right to purchase its Pre-Offering Percentage of shares for the cash equivalent amount of such other consideration. Mycogen shall make such investment representations to Ecogen and shall provide Ecogen with such other documentation at closing as is reasonably required by Ecogen to comply with applicable securities laws. The cash equivalent amount referred to above shall be determined by an independent third party reasonably agreed to by Mycogen and Ecogen (the costs and expenses of which shall be paid by Ecogen).

         2.3 Public Offering. With respect to a public offering, Ecogen shall notify Mycogen no later than five (5) Business Days after Ecogen has entered into a letter of intent with its underwriters, and shall provide Mycogen with a copy of any letter of intent with its underwriters. Mycogen shall have ten (10) Business Days from the date of receipt of Ecogen's notice in which to advise Ecogen whether Mycogen elects to exercise its rights under Section 2.1. If Mycogen does not respond or if Mycogen indicates that it will not exercise its rights, Mycogen shall be considered irrevocably to have waived its rights under
Section 2.1 with respect to the public offering. If Mycogen timely advises Ecogen that Mycogen desires to retain its rights under Section 2.1, then when Ecogen files a registration statement containing a preliminary prospectus with the Commission, Ecogen shall provide Mycogen with copies of the preliminary prospectus and all subsequent amendments. Mycogen shall have ten (10) Business Days from its receipt of the preliminary prospectus in which to exercise its rights under Section 2.1 by making an offer to acquire all or any portion of the necessary amount of Ecogen Securities to maintain Mycogen's Pre-Offering Percentage based on the price and the other terms contained in the final prospectus, except that the price to be paid by Mycogen shall be net of any underwriting discount and selling commissions. No such offer to buy shall be accepted prior to the time that the registration statement becomes effective. The registration statement shall indicate that Mycogen has anti-dilution rights to purchase Ecogen Securities on the terms offered to the public.

         2.4 Limitations. Notwithstanding the preceding provisions of this
Article II, Ecogen shall not be required to issue any fractional shares as a result of Mycogen's exercise of its rights under Section 2.1. Ecogen shall not be required to transfer any Ecogen Securities to Mycogen


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under this Article II, if to do so would result in the violation of any applicable law, rule or regulation.


                                   ARTICLE III

                             LIMITATION ON TRANSFER

         3.1 Limitation on Transfer. Prior to the third (3rd) anniversary of the Closing, Mycogen shall not directly or indirectly offer for sale, or transfer, any of the Shares. Notwithstanding the foregoing, Mycogen may sell Shares without limitation in the following situations:

         (a)      sales or transfers to Affiliates of Mycogen;

         (b)      private placements of Shares with Accredited Investors;

         (c)      if any of the following events occurs:

                  (i) a tender or exchange offer is made by any Person or 13D Group (other than an Affiliate of or Person acting in concert with Mycogen) to acquire Ecogen Securities and/or other securities of Ecogen that, if added to the Ecogen Securities and other securities of Ecogen already owned by that Person or 13D Group, would represent more than forty percent (40%) of the total combined voting power or profit and loss participation of all Ecogen Securities and other securities of Ecogen issued and outstanding;

                  (ii) there is public disclosure that Ecogen Securities and/or other securities of Ecogen representing more than forty percent (40%) of the total combined voting power or profit and loss participation of all Ecogen Securities and other securities of Ecogen issued and outstanding have been acquired or are proposed to be acquired by any Person or 13D Group (other than an Affiliate of or Person acting in concert with Mycogen);

                  (iii) any Person or 13D Group (other than an Affiliate of or Person acting in concert with Mycogen) shall beneficially own Ecogen Securities representing more than forty percent (40%) of the total combined voting power of all issued and outstanding Ecogen Securities;

                  (iv) at any election or series of elections, persons not proposed for nomination or nominated by the management of Ecogen are elected as directors of Ecogen, and together constitute fifty percent (50%) or more of Ecogen's Board of Directors; or

                  (v) any Person or 13D Group (other than an Affiliate of or Person acting in concert with Mycogen) solicits or receives valid proxies for the election of


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                  Ecogen's Board of Directors representing an aggregate of forty percent (40%) or more of the total combined voting power of all Ecogen Securities issued and outstanding.

         or;

         (d) with the prior approval of Ecogen, which will not unreasonably be withheld.

3.2 Further Condition. No sale or transfer of Shares pursuant to this Section 3.1, except for transfers pursuant to Section 3.1(c), shall be effective unless the transferee agrees to be bound by the limitations on transfer contained in this Section 3.1.


                                   ARTICLE IV

                               REGISTRATION RIGHTS

         4.1      Requested Registration.

         (a) Request for Registration. Subject to Article III, Holders of Registrable Securities shall have the right to request (with such requests in writing and stating the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such Holders) up to three (3) registrations on Form S-3 at Ecogen's expense and an unlimited number of additional registrations on Form S-3 at the selling Holder's expense, provided that (i) a request for registration is made by Holders of at least fifty percent (50%) of the aggregate Registrable Securities held on such date; and (ii) the requests for additional registrations are made by Holders of at least twenty percent (20%) of the Registrable Securities, and (iii) such Registrable Securities have an aggregate offering price of at least $1,000,000 or represent all of the Registrable Securities of the Holders held on such date, and Ecogen shall promptly comply with any such request, subject only to the following:

                  (i) Ecogen shall not be required to effect a registration pursuant to this Section 4.1 prior to the first anniversary of the Closing unless Mycogen otherwise has a right pursuant to
                  Section 3.1 (c) hereunder to sell Registrable Securities before such date.

                  (ii) Ecogen shall not be required to effect a registration pursuant to this Section 4.1 within one hundred eighty (180) days after the effective date of the last such registration pursuant to this Section 4.1.

                  (iii) Ecogen shall not be required to effect a registration in any particular jurisdiction in which Ecogen would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Ecogen is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.


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                  (iv) Ecogen shall not be required to effect a registration for a period of not more than ninety (90) days immediately following the delivery of a certificate signed by the President of Ecogen to the Requesting Holders stating that, in the good-faith judgment of the Board of Directors of Ecogen, it would be seriously detrimental to Ecogen and its shareholders for a Registration Statement to be filed on or before the date filing would otherwise be required hereunder; provided, however, that Ecogen may not utilize this right more than once in any twelve (12) month period and Ecogen may not exercise this right based on the fact that Ecogen has recently registered any of its securities for the account of another security holder or holders exercising their respective demand registration rights.

         If Ecogen cannot qualify for registration on Form S-3, then Ecogen shall effect any registration required or requested by the Holder on Form S-1, or such other appropriate form, in which event this Section 4.1 shall apply in all respects as if the words "Form S-3" were replaced by the words "Form S-1" or the appropriate designation for such other form.

         (b) Notice of Inclusion. Ecogen shall give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 4.1 and shall provide a reasonable opportunity for other Holders to participate in the registration; provided, however, that, if the registration is for an underwritten offering, then the terms of Section 4.1(c) hereof shall apply to all participants in such offering. Subject to the foregoing, Ecogen shall use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

         (c) Underwriting. If the Requesting Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise Ecogen as a part of their request made pursuant to this Section 4.1 and Ecogen shall include such information in the written notice referred to in Section 4.1(b) hereof. The right of any Holder to registration pursuant to this Section 4.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested and to the extent provided herein.

         Ecogen shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters of recognized national standing, selected for such underwriting by a majority in interest of the Requesting Holders and reasonably acceptable to Ecogen. Notwithstanding any other provision of this Section 4.1, if the representative advises the Requesting Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Requesting Holders shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.


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         If any Holder of Registrable Securities disapproves of the terms of the underwriting, then such person may elect to withdraw therefrom by written notice to Ecogen, the underwriter and the Requesting Holders. The Registrable
Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that, if, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then Ecogen shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used to determine the underwriter limitation in this Section 4.1(c).

         If the underwriter has not limited the number of Registrable Securities to be underwritten, then Ecogen and its executive officers, and such other Persons as are determined by the Board of Directors, their successors, and their assigns ("Other Selling Stockholders"), may include securities for their own account in such registration if the underwriter so agrees and if the number of Registrable Securities held by the Holders that would otherwise have been included in such registration and underwriting will not thereby be limited for any reason, including but not limited to the price for which the Registrable Securities will be sold. To the extent that the underwriter wishes to limit the number of shares to be included in the registration on behalf of Ecogen and the Other Selling Stockholders, the shares of common stock to be registered held by the Other Selling Stockholders shall be excluded from such offering prior to excluding any shares held by Ecogen and those held by Ecogen shall be excluded prior to excluding any Registrable Securities held by the Holders.

         4.2      Ecogen Registration.

         (a) Notice and Inclusion. Subject to Article III, if, at any time after the Closing until the tenth (10th) anniversary of the Closing, Ecogen shall determine to register any of its securities for its own account, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, Ecogen shall:

                  (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which Ecogen intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities specified in a written request or requests, within ten (10) Business Days after receipt of the written notice from Ecogen, by any Holder or Holders.

         (b) Underwriting. If the registration of which Ecogen gives notice is for a registered public offering by Ecogen of its securities through an underwriting, then Ecogen shall so advise the Holders as a part of the written notice given pursuant to Section 4.2(a)(i) hereof. In such event, the right of any Holder to registration pursuant to this Section 4.2 shall be conditioned


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upon such Holder's participation in such underwriting and the inclusion of such
Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Ecogen, and all the Other Selling Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by Ecogen. Notwithstanding any other provision of this
Section 4.2, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, then the underwriter may exclude from such registration and underwriting some or all of the Registrable Securities held by the Holders or the stock held by Other Selling Stockholders in accordance with this Section 4.2(b). Ecogen shall so advise all Holders and all Other Selling Stockholders distributing their securities through such underwriting, and (i) as to the first registration in which Holders are entitled to participate pursuant to this Section 4.2, the number of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders thereof on the basis that shares held by all the Other Selling Stockholders who are not Holders shall first be excluded to the extent required and, if further exclusion is necessary, shares held by the selling Holders shall then be excluded; provided, however, that, as among the respective Other Selling Stockholders as a group on the one hand and the Holders as a group on the other hand suffering such exclusion, the exclusion shall be in proportion, as nearly as practicable, to the amount of securities entitled to inclusion in such registration held by each of the Other Selling Stockholders as a group and each of the Holders at the time of filing the Registration Statement; and (ii) as to all subsequent registrations, the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Other Selling Stockholders and the Holders in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion in such registration held by all such Other Selling Stockholders and Holders at the time of filing the Registration Statement. For purposes of the apportionment provisions in clause (i) above, for any selling Holder that is a partnership or corporation, the partners, retired partners, and shareholders of such Holder, the estate and family members of such partners and retired partners, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such selling Holder shall be based upon the aggregate number of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence. If any Other Selling Stockholder or Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to Ecogen and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding the foregoing, the registration rights of the Holders pursuant to this Section 4.2 shall be subject to the registration rights of Monsanto Company and "Holders" (as defined in the Monsanto Agreement) under Section 7.2 of the Monsanto Agreement.

         4.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this
Article IV shall be borne by Ecogen; provided, however, that the Registration Expenses for the fourth and all subsequent registrations under Section 4.1(a) hereof requested by the Holders shall be borne by the Requesting Holders pro rata on the basis of the number of their shares so registered. All Selling Expenses relating to the securities registered by Holders and, if applicable, Other Selling Stockholders, and fees and


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disbursements of counsel, shall be borne by the Holders or the Other Selling
Stockholders, as the case may be, of such securities pro rata on the basis of the number of their shares so registered.

         4.4      Registration Procedures.

         (a) Ecogen shall use its best efforts to register or qualify the Registrable Securities covered by a Registration Statement under such other securities or blue sky laws of such United States jurisdictions as Holder shall reasonably request and do any and all acts and things which may be necessary or desirable to enable Holder to consummate the public sale or other disposition in such jurisdictions; provided, however, that Ecogen shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such jurisdictions.

         (b) Ecogen represents and warrants that, on the date of its effectiveness, the Registration Statement will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder, including without limitation Rule 415; on the date of its effectiveness, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; provided, however, that no representation is made by Ecogen with respect to information relative to any Holder; and the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made by Ecogen with respect to information relative to any Holder.

         (c) If, at any time or times while the Registration Statement is effective, Ecogen notifies Holder that a development has occurred or is pending which, based upon consultation with Ecogen's legal counsel, Ecogen reasonably believes may cause the then current Prospectus not to be in compliance with applicable securities laws, then Holder shall refrain from delivering the Prospectus and from making any offers or sales of Registrable Securities requiring the delivery of the Prospectus until such time as Ecogen either notifies Holder that the Prospectus complies with such laws or delivers an amended Prospectus in replacement of the deficient Prospectus. Ecogen shall use its reasonable best efforts to minimize the time during which Holder must so refrain, and no more than one (1) such period of refrain shall be imposed during any period of one hundred eighty (180) days.

         (d) At least two (2) Business Days prior to the initial filing of the Registration Statement or Prospectus and no fewer than two (2) Business Days prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), Ecogen shall furnish each selling Holder, its legal counsel and the managing underwriter, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) shall be subject to review of such Holder, its legal counsel and such underwriters, if any, and Ecogen shall cause its officers and directors and the independent certified public accountants to Ecogen to respond to such inquiries as shall be necessary, in the opinion of


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respective counsel to Ecogen and any such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. Ecogen shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto to which a selling Holder, its legal counsel, or the managing underwriters, if any, shall reasonably object on a timely basis (i.e., within two (2) Business Days of receipt thereof).

         (e) Ecogen shall promptly notify each selling Holder when the Registration Statement is declared effective; notify Holder of any stop-order or similar proceeding by the Commission or any state securities authority; and furnish such number of Prospectuses, Prospectus supplements and other documents incident thereto as Holder from time to time may reasonably request.

         (f) In the event of any breach by Ecogen of the provisions of Section 4.1, 4.2, 4.3 or 4.4, the parties agree that each Holder will suffer irreparable harm. Accordingly, the parties agree that the provisions of Sections 4.1, 4.2,
4.3 and 4.4 are specifically enforceable by each Holder and that each Holder shall be entitled to temporary and permanent injunctive relief against Ecogen and the other rights and remedies to which each Holder may be entitled to at law, in equity or under this Agreement for any such breach.

         4.5      Indemnification.

         (a) Indemnification by Ecogen. Ecogen shall indemnify each Holder with respect to which registration, qualification or compliance has been effected pursuant to this Article IV, each of its officers, directors, employees, agents and partners, each Person controlling such Holder within the meaning of Section 15 of the Securities Act, each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, Prospectus, offering circular or other document or any amendment or supplement thereto or incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Ecogen of the Securities Act or any rule or regulation thereunder applicable to Ecogen and relating to action or inaction required of Ecogen in connection with any such registration, qualification or compliance. Ecogen shall reimburse each such Holder, each of its officers, directors, employees, agents and partners, and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such expense, claim, loss, damage, liability or action; provided, however, that Ecogen shall not be liable in any such case to the extent that any such claim, loss, damage, liability, action or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Ecogen by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

         (b) Indemnification by the Holders. To the extent set forth in the second sentence of this Section 4.5(b), each Holder shall, if Registrable Securities or other securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Ecogen, each of its directors, officers, employees and agents, each underwriter, if any, of Registrable Securities covered by such a Registration Statement, each Person who controls Ecogen or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, each of such other Holder's officers, directors, employees, agents and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact made by the Holder and contained in any such Registration Statement, Prospectus, offering circular or other document, or any amendment or supplement thereto or incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be made by the Holder and stated therein or necessary to make the statements therein not misleading or any violation by Ecogen of any rule or regulation promulgated under the Securities Act applicable to Ecogen in connection with such registration, qualification or compliance as a result of any statement (or based on any omission to state or alleged omission) required to be made by such Holder. Each such Holder shall reimburse Ecogen, such other Holders, directors, officers, employees, agents, partners, Persons, underwriters and control Persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such expense, claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular or other document or any amendment or supplement thereto in reliance upon and in conformity with written information furnished by the Holder to Ecogen by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein in connection with the particular registration, qualification or compliance involved.

         (c) Notice. Each party entitled to indemnification under this Section
4.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its own expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section
4.5 unless such failure is materially detrimental to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         4.6 Information by Holder. Each Holder or Holders of Registrable Securities in any registration shall furnish to Ecogen such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as Ecogen may reasonably request in writing but only to the extent as shall be required in connection with any registration, qualification or compliance referred to in this Article IV.

         4.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities or Control Securities to the public without registration, Ecogen agrees to:

         (a) Use its best efforts to make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

         (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of Ecogen under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

         (c) For so long as a Holder owns any Restricted Securities or Control Securities, furnish to the Holder forthwith upon request (i) a written statement by Ecogen as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Ecogen, and (iii) such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration; and

         (d) When any Holder qualifies under Rule 144 for the unrestricted right of sale under Rule 144, Ecogen shall, upon written request of such Holder (such request to include sufficient detail as to establish how the Holder so qualifies under Rule 144) and an opinion of counsel satisfactory to Ecogen, promptly remove any restrictive legend that may have been placed on any Restricted or Control Securities and issue Ecogen Securities free of such restrictive or other legends.

         4.8 Transfer of Registration Rights. Mycogen may transfer the rights to cause Ecogen to register the Registrable Securities under Sections 4.1 and 4.2 hereof to an aggregate of no more than eight Holders and each such Holder may transfer or assign such rights to a transferee or assignee in connection with the transfer or assignment of not less than all of the shares of the Registrable Securities held by such Holder; provided, however, that Ecogen shall be entitled to notice of any such transfer of registration rights within thirty (30) days of the date such transfer is effected.

         4.9 Limitations on Subsequent Registration Rights. No owner or prospective owner of Ecogen Securities or other securities of Ecogen shall have any registration rights that are inconsistent with the provisions of this Agreement. Ecogen shall not, without the prior written consent of the Holders (which consent shall not be unreasonably withheld) of not less than sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then held by Holders, enter into any agreement with any owner or prospective owner of any Ecogen Securities or other securities of Ecogen that would allow such owner or prospective owner to include such securities in any registration filed under this Article IV if such inclusion would adversely affect the rights of any Holder.

         4.10 "Market Stand-off" Agreement. Each Holder hereby agrees that, to the extent requested by Ecogen and an underwriter of a sale of Ecogen Securities or other securities of Ecogen for the account of Ecogen and not for the account of a security holder or holders exercising their respective demand registration rights, it shall not sell or otherwise transfer or dispose of (other than to transferees who agree to be similarly bound) any Registrable Securities during the ninety (90) day period following the effective date of a registration statement of Ecogen filed under the Securities Act; provided, however, that all officers and directors of Ecogen, all Other Selling Stockholders and all other Persons with registration rights (whether or not pursuant to this Agreement) shall enter into similar agreements. To enforce the foregoing covenant, Ecogen may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such ninety (90) day period.

         4.11 Termination of Registration Rights. The registration rights granted pursuant to Section 4.1 shall terminate as to each Holder on the tenth anniversary of the Closing.


                                    ARTICLE V

                                  STOCK LEGEND

         5.1 Stock Legend. Subject to Section 4.7(d) hereof, certificates representing the Purchased Shares shall bear the following legend:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities law and may not be sold or offered for sale in the absence of an effective registration statement under such act and applicable state securities laws or an opinion of counsel satisfactory to the Company that such registration is not required. The securities represented by this certificate are further subject to certain resale restrictions and entitled to the benefits set forth in a Stockholders' Agreement dated as of February __, 2000 between Ecogen Inc., a Delaware corporation, and Mycogen Corporation, a California corporation (the "Agreement"). A copy of the Agreement and all amendments thereto is on file in the office of the Secretary of the Company."

                                   ARTICLE VI

                             MARKET PRICE PROTECTION

         6.1 Market Price Protection. In the event Mycogen notifies Ecogen of its intent to sell (a "Proposed Sale") Shares on or prior to the date which is 180 days after the third (3rd) anniversary of the Closing and, at the time of delivery of notice to Ecogen of such Proposed Sale (the "Notice Date") the Common Stock has a per share market value less than the per share price used to determine the number of Shares received by Mycogen at Closing in accordance with the Asset Purchase Agreement (after adjustment for all subsequent stock dividends or similar recapitalizations) (the "Closing Value"), Ecogen shall issue to Mycogen such additional Shares (the "Additional Shares") as shall be necessary to increase the aggregate market value of the Shares proposed to be sold by Mycogen to an amount equal to the Closing Value times the number of Shares proposed to be sold; provided however, that if a Proposed Sale is not consummated within 180 days of the Notice Date, Mycogen shall return to Ecogen all of the Additional Shares issued to Mycogen in accordance with this sentence. Provided, further however, that Ecogen shall not, while its Common Stock is listed for trading on the NASDAQ National Market or the NASDAQ Small Cap Market, issue to Mycogen an aggregate number of Additional Shares that, when added to the number of Shares issued at the Closing, would equal or exceed 20% of the number of shares of Common Stock issued and outstanding immediately prior to the Closing (the "Issuable Maximum") unless Ecogen shall have (a) obtained the approval of shareholders of Ecogen entitled to vote thereon ("Shareholder Approval"), if any, as may be required by the rules and regulations of the NASDAQ Stock Market (or successor thereto) applicable to approve the issuance of shares in excess of the Issuable Maximum, or (b) obtained an exemption from any applicable requirement for Shareholder Approval from the NASDAQ Stock Market. In the event that such Shareholder Approval or the exemption from any requirement from the NASDAQ Stock Market is not requested and received by Ecogen within 180 days of notice of the Proposed Sale, Ecogen shall issue a promissory note to Mycogen (i) having a principal amount equal to the aggregate market value of those shares Ecogen is not able to issue due to the Shareholder Approval requirement of the NASDAQ Stock Market (or its successor), (ii) maturing on the date which is 180 days following the 6th anniversary of the Closing, and (iii) with interest payable on the last business day of each calendar quarter at the prime rate in effect at Citibank, N.A., New York, on the last business day of the preceding calendar quarter. Notwithstanding the foregoing, Ecogen shall have no obligation to issue additional Shares to Mycogen pursuant to this Section 6.1 in connection with a proposed transfer or sale of Shares by Mycogen prior to the third (3rd) anniversary of the Closing as permitted under Section 3.1(c).


                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Assignment. Except as set forth in Section 4.8, this Agreement shall not be assigned by either party without the written consent of the other party. Notwithstanding the foregoing, either party may assign this Agreement, without such consent, to the purchaser of all its assets, or of all the assets of its business to which this Agreement relates, and Mycogen, in addition to its rights under Section 4.8, may assign this Agreement or its rights hereunder to any Affiliate.

         7.2 Notice. All notices, communications and demands required or permitted to be given or made hereunder or pursuant hereto shall be in writing and shall be effective when delivered in person or transmitted by telegram or facsimile (confirmed by mail), addressed as follows:

If to Mycogen:
                                    Mycogen Corporation
                                    c/o Dow AgroSciences LLC
                                    9330 Zionsville Road
                                    Indianapolis, Indiana  46268
                                    Attention:  General Counsel
                                    Facsimile:  (317) 337-6954

         If to any other Holder, at such address and telecopy number as such Holder shall have furnished Ecogen in writing.

If to Ecogen:
                                    Ecogen Inc.
                                    2000 Cabot Boulevard, Suite 170
                                    West Langhorne, Pennsylvania  19047
                                    Attention:  President
                                    Facsimile:  (215) 757-4156

with a copy to:
                                    Paul, Hastings, Janofsky & Walker LLP
                                    1055 Washington Boulevard
                                    Stamford, Connecticut  06901
                                    Attention:  Elizabeth A. Brouer, Esq.
                                    Facsimile:  (203)  359-3031

         Either party may change the address designated by notice given by such party. The parties agree to acknowledge in writing the receipt of any such notice delivered in person.

         7.3 Governing Law. This Agreement is deemed to have been entered into in the State of Indiana, and its interpretation, construction, and the remedies for its enforcement or breach are to be applied pursuant to and in accordance with the laws of the State of Indiana (without regarding to the conflict of laws principles thereof).

         7.4 Validity of Agreement. If any provision of this Agreement is, becomes, or is deemed invalid or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable law so as to be valid, legal and enforceable in such jurisdiction so deeming. The validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction. If such provision cannot be so amended without materially altering the intention of the parties, it shall be stricken in the jurisdiction so deeming, and the remainder of this Agreement shall remain in full force and effect.

         7.5 Waiver. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any such future right or of any other right arising under this Agreement.

         7.6 Entire Agreement. This Agreement sets forth and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto.

         7.7 Headings and References; Incorporation of Schedules. The headings contained in this Agreement are inserted for convenience of reference only and shall not be a part, control or affect the meaning hereof. All references herein to Articles and Sections are to the Articles and Sections of this Agreement.

         7.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

         7.9 No Presumption Against Drafter, Qualifications on Schedules. The parties to this Agreement have jointly participated in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereunto have executed this Agreement as to be effective as of the date first written above.

MYCOGEN CORPORATION                     ECOGEN INC.



By:                                     By:
    -----------------------------           -----------------------------------
    A. Charles Fischer                      James P. Reilly, Jr.
    President                               Chairman and
                                            Chief Executive Officer